Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No.1 to Registration Statement on Form F-1 of our report dated December 22, 2022, with respect to our audits of the consolidated financial statements of Eshallgo Inc. as of March 31, 2022 and 2021 and for each of the two years ended March 31, 2022, which report appears in the Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

May 25, 2023